                                Decor Group, Inc.
                              320 Washington Street
                           Mt. Vernon, New York 10553


                             UNDERWRITING AGREEMENT


VTR Capital Inc.                                              __________, 1996
99 Wall Street
New York, NY  10005

Gentlemen:


      Decor Group, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to VTR Capital Inc. ("VTR" or the "Representative") and to each of the other underwriters named in Schedule I hereto (the "Underwriters"), for each of whom you are acting as Representative, an aggregate of 300,000 shares of the Company's Common Stock, $.0001 par value (the "Company Shares") of the Company at a public offering price of $10.00 per Share. In addition, 25,000 Shares (the "Selling Security Holder Shares") will be sold to the Underwriters named in Schedule I by Gordon Brothers Capital Corporations (the "Selling Security Holder") also at a public offering price of $10.00 per Share.



      The Company Shares and the Selling Security Holder Shares are hereinafter sometimes referred to as the "Firm Shares." Upon the request of the Representative, and as provided in Section 3 hereof, the Company will also issue and sell to the Underwriters up to a maximum of an additional 45,000 Shares for the purpose of covering over-allotments. Such additional Shares are hereinafter sometimes referred to as the "Optional Shares." Both the Firm Shares and the Optional Shares are sometimes collectively referred to herein as the "Shares." All of the securities which are the subject of this Agreement are more fully described in the Prospectus of the Company described below. In the event that the Representative does not form an underwriting group but decides to act as the sole Underwriter, then all references to VTR herein as Representative shall be deemed to be to it as such sole Underwriter and Section 14 hereof shall be deemed deleted in its entirety.



      The Company and the Selling Security Holder understand that the Underwriters propose to make a public offering of the Shares as soon as the Representative deems advisable after the

Registration Statement hereinafter referred to becomes effective. The Company and the Selling Security Holder hereby confirm their agreement with the Representative and the other Underwriters as follows:

      SECTION 1. Description of Securities. The Company's authorized and outstanding capitalization when the public offering of securities contemplated hereby is permitted to commence, under the Securities Act of 1933, as amended (the "Act"), and at the Closing Date (hereinafter defined) and the terms of the securities will be as set forth in the Prospectus (hereinafter defined).

      SECTION 2. Representations and Warranties of the Company and the Selling Security Holder. The Company hereby represents and warrants to, and agrees with, the Underwriters as follows:


            (a) A Registration Statement on Form SB-2 and amendments thereto (No. 333-5553) with respect to the Shares, including a form of prospectus relating thereto, copies of which have been previously delivered to you, have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. The Company, subject to the provisions of Section 6(a) hereof, may file one or more amendments to such Registration Statement and Prospectus. The Underwriters will receive copies of each such amendment.



            The date on which such Registration Statement is declared effective under the Act and the public offering of the Shares as contemplated by this Agreement is therefore authorized to commence, is herein called the "Effective Date." The Registration Statement and Prospectus, as finally amended and revised immediately prior to the Effective Date, are herein called respectively the "Registration Statement" and the "Prospectus." If, however, a prospectus is filed by the Company pursuant to Rule 424(b) of the Rules and Regulations which differs from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to Rule 424(b).


            (b) The Registration Statement (and Prospectus), at the time it becomes effective under the Act, (as thereafter amended or as supplemented if the Company shall have filed with the Commission an amendment or supplement), and, with respect to all such documents, on the Closing Date (hereinafter defined), will in all material respects comply with the provisions of the Act and the Rules and Regulations, and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subsection (b) shall extend to the Underwriters in respect of any statements in or omissions from the Registration Statement and/or the Prospectus, based upon information furnished in writing to the Company by the Underwriters specifically for use in connection with the preparation thereof.

            (c) The Company has been duly incorporated and is now, and on the Closing Date will be, validly existing as a corporation in good standing under the laws of the State of Delaware, having all required corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is now, and on the Closing Date will be, duly qualified to do business as a foreign corporation in good standing in all of the jurisdictions in which it conducts its business or the character or location of its properties requires such qualifications except where the failure to so qualify would not materially adversely affect the Company's business, properties or financial condition. The Company has no subsidiaries, except as are set forth in the Prospectus.

            (d) The financial statements of the Company (audited and unaudited) included in the Registration Statement and Prospectus present fairly the financial position and results of operations and changes in financial condition of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and are in accordance with the books and records of the Company.

            (e) To the best of the Company's knowledge, Mortenson & Associates, P.C., independent auditors, who have given their report on certain financial statements which are included as a part of the Registration Statement and the Prospectus are independent public accountants as required under the Act and the Rules and Regulations.

            (f) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date and, except as set forth in or contemplated in the Prospectus, (i) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it, nor will it have entered into any material transactions, in each case not in the ordinary course of business; (ii) there has not been, and will not have been, any material change in the Company's Certificate of Incorporation or in its capital stock or funded debt; and (iii) there has not been, and will not have been, any material adverse change in the business, net worth or properties or condition (financial or otherwise) of the Company whether or not arising from transactions in the ordinary course of business.

            (g) Except as otherwise set forth in the Prospectus, the real and personal properties of the Company as shown in the Prospectus and Registration Statement to be owned by the Company are owned by the Company by good and marketable title free and clear of all liens and encumbrances, except those specifically referred to in the Prospectus, and except those which do not materially adversely affect the use or value of such assets and except the lien for current taxes not now due, or are held by the Company by valid leases, none of which is in default. Except as disclosed in the Prospectus and Registration Statement, the Company in all material respects has full right and licenses, permits and governmental authorizations required to maintain and operate its business and properties as the same are now operated and, to its best knowledge, none of the activities or business of the Company is in material violation of, or causes the Company to violate any laws, ordinances and regulations applicable thereto, the violation of which would have a material adverse impact on the condition (financial or otherwise), business, properties or net worth of the Company.

            (h) The Company has no material contingent obligations, nor are its properties or business subject to any material risks, which may be reasonably anticipated, which are not disclosed in the Prospectus.

            (i) Except as disclosed in the Prospectus and Registration Statement, there are no material actions, suits or proceedings at law or in equity of a material nature pending, or to the Company's knowledge, threatened against the Company which are not adequately covered by insurance, which might result in a material adverse change in the condition (financial or otherwise), properties or net worth of the Company, and there are no proceedings pending or, to the knowledge of the Company, threatened against the Company before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, properties or net worth or financial condition or income of the Company, which are not disclosed in the Prospectus.


            (j) All of the outstanding shares of Common Stock and Preferred Stock are duly authorized and validly issued and outstanding, fully paid, and non-assessable, and are free of preemptive rights. The Shares, when paid for, issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights. The Underwriters will receive good and marketable title to the Shares purchased by them from the Company, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders' agreements and voting trusts whatsoever. Except as set forth in the Prospectus, there are no outstanding options, warrants, or other rights, providing for the issuance of, and no commitments, plans or arrangements to issue, any shares of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company. All of the securities of the Company to which this Agreement relates conform to the statements relating to them that are contained in the Registration Statement and Prospectus.


            (k) The certificate or certificates required to be furnished to the Underwriters pursuant to the provisions of Section 11 hereof will be true and correct.

            (l) The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and it is a valid and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors rights generally.

            (m) No default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition by the Company or any other party, of any material indenture, mortgage, deed of trust, note or any other material agreement or instrument to which the Company is a party or by which it or its business or its properties may be bound or affected, except (i) as disclosed in the Prospectus, (ii) such defaults as have been waived by all parties who would otherwise have a remedy or right with respect thereto or (iii) such defaults which will not cause any material adverse change in the business, net worth, properties or conditions (financial or otherwise), of the Company. The Company has full power and lawful authority to authorize, issue and sell the Shares to be sold by it hereunder on the terms and conditions set forth herein and in the Registration Statement and in the Prospectus. No consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or State securities laws. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms hereof will not conflict with, or constitute a default under any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is now a party or by which it or its business or its properties may be bound or affected; the Certificate of Incorporation and any amendments thereto; the by-laws of the Company, as amended; or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or its business or properties.



            (n) No officer or director of the Company has taken, and each officer and director has agreed that he will not take, directly or indirectly, any action designed to stabilize or manipulate the price of the Shares in the open market following the Closing Date or any other type of action designed to, or that may reasonably be expected to cause or result in such stabilization or manipulation, or that may reasonably be expected to facilitate the initial sale, or resale, of any of the securities which are the subject of this Agreement.


            (o) The Warrants to be issued to the Representative (the

"Underwriters' Warrants") hereunder will be, when issued, duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors rights generally), and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise of the Underwriters' Warrants, and such stock, when issued and paid for upon exercise of the Underwriters' Warrants in accordance with the provisions thereof, will be duly authorized and validly issued, fully-paid and non-assessable.


            (p) All of the aforesaid representations, agreements, and warranties shall survive delivery of, and payment for, the Shares.


      The Selling Security Holder, represents and warrants to and agrees with the several Underwriters that:

      (i) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation before any court or beneficiary, public body or board pending, threatened, or in prospect (or any basis therefor known to the Selling Stockholder) with respect to the Selling Stockholder. The Selling Stockholder is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is the Selling Stockholder required to take any action in order to avoid such violation or default.

      (ii) The Selling Stockholder has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder, is the legal, valid and binding obligation of the Selling Stockholder, and is enforceable as to the Selling Stockholder in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by the Selling Stockholder for the execution, delivery or performance of this Agreement (except filings under the Act which have been made before the applicable Closing Date and such consents consisting only of consent under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement) by the Selling Stockholder. No consent of any party to any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding to which the Selling Stockholder is a party, or to which any of the Selling Stockholder's properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice of the passage of time or both) entitle any party to terminate or call a default under such contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment or decree binding on the Selling Stockholder.


      (iii) The Selling Stockholder has good title to the Selling Stockholder Shares to be sold by the Selling Stockholder pursuant to this Agreement, free and clear or all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.



      (iv) Neither the Selling Stockholder nor any of the Selling Stockholder's affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Selling Stockholder Shares.


      (v) All information furnished or to be furnished to the Company by or on behalf of the Selling Stockholder for use in connection with the preparation of the Registration Statement and the Prospectus is true in all respects and does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (vi) Except as may be set forth in the Prospectus, the Selling Stockholder has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

      (vii) The Selling Stockholder has no knowledge that, and does not believe that, any representation or warranty of the Company in Section 2 is incorrect.

      (viii) The Selling Stockholder has not, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;

violated any provision of the Foreign Corrupt Practices Act of 1977, as amended;

or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.


      (ix) The Selling Stockholder Shares to be sold by the Selling Stockholder pursuant to this Agreement are duly and validly authorized and issued, fully paid and non-assessable, and have not been issued and are not owned or held in violation of any preemptive right of stockholders, optionholders, warrantholders or other persons.


      (x) No transaction has occurred between such person and the Company that is required to be described in the Registration Statement or the Prospectus.


      SECTION 3. Issuance, Sale and Delivery of the Firm Shares, the Optional Shares and the Underwriters' Warrants.



            (a) Upon the basis of the representations, warranties, covenants and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Company Shares and the Selling Security Holder agrees to sell the Selling Security Holder Shares to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the number of the Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto, plus any additional Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 14 hereof.



            The purchase price of the Shares to be paid by the several Underwriters shall be $9.00 per Share ($10.00 per Share less a ten percent discount equal to $1.00 per Share).



            In addition, and upon the same basis, and subject to the same terms and conditions, the Company hereby grants an option to you to purchase, but only for the purpose of covering over-allotments, upon not less than two days' notice from the Representative, the Optional Shares, or any portion thereof, at the same price per Share as that set forth in the preceding sentence; and each Underwriter agrees, severally and not jointly, to purchase Optional Shares in the same proportion in which it has agreed to purchase Firm Shares. Notwithstanding anything contained herein to the contrary, you individually and not as Representative may purchase all or any part of the Optional Shares and are not obligated to offer the Optional Shares to the other Underwriters. The Optional Shares may be exercised at any time, and from time to time, thereafter within a period of 30 calendar days following the Effective Date. The time(s) and date(s) (if any) so designated for delivery and payment for the Optional Shares shall be set forth in the notice to the Company. Such dates are herein defined as the Additional Closing Date(s).



            (b) Payment for the Company Firm Shares shall be made by certified or official bank checks in New York Clearing House funds, payable to the order of the Company and the Selling Security Holder as the case may be, at the offices of the Representative, or its clearing agent, or at such other place as shall be agreed upon by the Representative and the Company, upon delivery of the Firm Shares to the Representative for the respective accounts of the Underwriters. In making payment to the Company with respect to the Company Shares, the Representative may first deduct all sums due to it for the balance of the non-accountable expense allowance and under the Financial Consulting Agreement (as hereinafter defined). Such delivery and payment shall be made at 9:30 A.M., New York City Time on the third business day after the Effective Date which may be extended by the Representative to not later than the fifth business day, following the Effective Date (unless postponed in accordance with the provisions of Section 14 hereof). The time and date of such delivery and payment are hereby defined as the Closing Date. It is understood that each Underwriter has authorized the Representative, for the account of such Underwriter, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares which it has agreed to purchase. You, individually, and not as Representative may (but shall not be obligated to) make payment of the purchase price for the Firm Shares to be purchased by any Underwriter whose check shall not have been received by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from its obligations hereunder.



            (c) Payment for the Optional Shares shall be made at the offices of the Representative, or its clearing agent or at such other place as shall be agreed upon by the Representative and the Company, in accordance with the notice delivered pursuant to Section 3(a) which shall be no later than seven business days from the expiration of the 30-day option period.



            (d) Certificates for the Firm Shares and for the Optional Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two business days prior to the Closing Date, and the Additional Closing Date(s) (if any). The Company shall permit the Representative to examine and package said certificates for delivery at least one full business day prior to the Closing Date and prior to the Additional Closing Date(s). The Company shall not be obligated to sell or deliver any of the Firm Shares except upon tender of payment by the Underwriters for all of the Firm Shares agreed to be purchased by them hereunder. The Representative, however, shall have the sole discretion to determine the number of Optional Shares, if any, to be purchased.



            (e) At the time of making payment for the Firm Shares, the Company also hereby agrees to sell to the Representative, Warrants to purchase 30,000 Shares for an aggregate purchase price of $30 (hereinafter referred to as the "Underwriters' Warrants"). The Underwriters' Warrant shall entitle the owner thereof to purchase one Share of the Company's Common Stock at an exercise price of $16.50 per Share. Such Underwriters' Warrants are to become exercisable one year from the Effective Date, and shall remain exercisable for a period of four years thereafter. From the Effective Date and until one (1) year thereafter, such warrants may be transferred only to officers or partners of the Underwriters and selling group members and their officers or partners.


            The Underwriters' Warrants shall contain customary clauses protecting the holders thereof in the event the Company pays stock dividends, effects stock splits, or effects a sale of assets, merger or consolidation.

            (f) On and subject to the Closing Date, the Company will give irrevocable instructions to its transfer agent and Depository Trust Company to deliver to the Representative (at the Company's expense) for a period of five years from the Closing Date, daily transfer sheets showing any transfers of the Securities and in the case of the transfer agent, from time to time during the aforesaid period a complete stockholders' list will be promptly furnished by the Company when requested by the Representative on not more than two occasions per year.


      SECTION 4. Public Offering. The several Underwriters agree, subject to the terms and provisions of this Agreement, to offer the Shares to the public as soon as practicable after the Effective Date, at the initial offering price of $10.00 per Share and upon the terms described in the Prospectus. The Representative may, from time to time, decrease the public offering price, after the initial public offering, to such extent as the Representative may determine, however, such decreases will not affect the price payable to the Company hereunder.

      SECTION 5. Registration Statement and Prospectus. The Company will furnish the Representative, without charge, two signed copies of the Registration

Statement and of each amendment thereto, including all exhibits thereto and such amount of conformed copies of the Registration Statement and Amendments as may be reasonably requested by the Representative for distribution to each of the Underwriters and Selected Dealers.

            The Company will furnish, at its expense, as many printed copies of a Preliminary Prospectus and of the Prospectus as the Representative may request for the purposes contemplated by this Agreement. If, while the Prospectus is required to be delivered under the Act or the Rules and Regulations, any event known to the Company relating to or affecting the Company shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to comply with the Act (or other applicable law) or with the Rules and Regulations, the Company will forthwith prepare, furnish and deliver to the Representative and to each of the other Underwriters and to others whose names and addresses are designated by the Representative, in each case at the Company's expense, a reasonable number of copies of such supplement or supplements to or amendment or amendments of, the Prospectus.


            The Company and the Selling Security Holder authorize the Underwriters and the selected dealers, if any, in connection with the distribution of the Shares and all dealers to whom any of the Shares may be sold by the Underwriters, or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the offering and sale of the Shares and in accordance with the applicable provisions of the Act and the applicable Rules and Regulations and applicable State Securities Laws.


      SECTION 6. Covenants of the Company and the Selling Security Holder. The Company covenants and agrees with each Underwriter that:

            (a) After the date hereof, the Company will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or the Prospectus, or any supplement to the Prospectus, of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative or the Underwriters' counsel shall have reasonably objected in writing on the ground that it is not in compliance with the Act or the Rules and Regulations.

            (b) The Company will use its best efforts to cause the Registration Statement to become effective (provided, however, the Company shall not cause the Registration Statement to become effective without the written consent of
VTR) and will advise the Representative, (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, and (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, and will use its best efforts to prevent the issuance of such an order, or if such an order shall be issued, to obtain the withdrawal thereof at the earliest possible moment.


            (c) The Company will prepare and file with the Commission, promptly upon the request of the Representative, such amendments, or supplements to the Registration Statement or Prospectus, in form and substance satisfactory to counsel to the Company, as in the reasonable opinion of Lester Morse P.C., as counsel to the Underwriters, may be necessary or advisable in connection with the offering or distribution of the Shares, and will diligently use its best efforts to cause the same to become effective.



            (d) The Company will, at its expense, when and as requested by the Representative, supply all necessary documents, exhibits and information, and execute all such applications, instruments and papers as may be required, in the opinion of the Underwriters' counsel, to qualify the Shares or such part thereof as the Representative may determine, for sale under the so-called "Blue Sky" Laws of such states as the Representative shall designate, and to continue such qualification in effect so long as required for the purposes of the distribution of the Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file a consent to service of process in any state in any action other than one arising out of the offering or sale of the Shares.



            (e) The Company will, at its own expense, file and provide, and continue to file and provide, such reports, financial statements and other information as may be required by the Commission, or the proper public bodies of the States in which the Shares may be qualified for sale, for so long as required by applicable law, rule or regulation and will provide the Representative with copies of all such registrations, filings and reports on a timely basis.


            (f) During the period of five years from the Effective Date, the Company will deliver to the Underwriter a copy of each annual report of the Company, and will deliver to the Underwriter (i) within 50 days after the end of each of the Company's first three quarter-yearly fiscal periods, a balance sheet of the Company as at the end of such quarter-yearly period, together with a statement of its income and a statement of changes in its cash flow for such period (Form 10-Q or 10-QSB), all in reasonable detail, signed by its principal financial or accounting officer, (ii) within 105 days after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with a statement of its income and statement of cash flow for such fiscal year (Form 10-K or 10-KSB), such balance sheet and statement of cash flow for such fiscal year to be in reasonable detail and to be accompanied by a certificate or report of independent public accountants, (who may be the regular accountants for the Company), (iii) as soon as available a copy of every other report (financial or other) mailed to the stockholders, and (iv) as soon as available a copy of every non-confidential report and financial statement furnished to or filed with the Commission or with any securities exchange pursuant to requirements by or agreement with such exchange or the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any regulations of the Commission thereunder. If and for so long as the Company has one or more active subsidiaries, the financial statements required by (i) and (ii) above shall be furnished on a consolidated basis in respect of the Company and all of the Company's subsidiaries. The financial statements referred to in (ii) shall also be furnished to all of the stockholders of the Company as soon as practicable after the 105 days referred to therein.

            (g) The Company represents that with respect to the shares of Common Stock, it will prepare and file a Registration Statement with the Commission pursuant to Section 12 of the 1934 Act, prior to the Effective Date with a request that such Registration Statement will become effective on the Effective Date. The Company understands that, to register, it must prepare and file with the Securities and Exchange Commission a General Form of Registration of Securities (Form 8-A or Form 10). At such time as the Company qualifies for listing its securities on the Small Cap or National Market System of NASDAQ, the Company will use its best efforts to have the Company's Shares listed on NASDAQ. For so long as the Company is a reporting company under the 1934 Act, the Company shall comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 1934 Act.


            (h) The Company will make generally available to its security holders, as soon as practicable, but in no event later than 15 months after the Effective Date, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least twelve months beginning after the Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

            (i) The Company will, on or about the Effective Date, apply for listing in Standard and Poor's Corporation Records and Standard & Poor's Monthly Stock Guide and shall use its best efforts to have the Company listed in such reports for a period of not less than ten (10) years from the Closing Date. The Company will request accelerated treatment in the Daily News Supplement of Standard and Poor's Corporation Records.

            (j) The Company shall cause the Board of Directors to meet, at least quarterly, upon proper notice; and, the Representative shall receive notice of any regular or special meetings of the Company's Board of Directors concurrently with the sending of such notice to the Company's directors and shall have the right to have a representative attend such meeting as an observer, but this right shall be suspended (i) three years after the Effective Date or (ii) at any time a designee of the Underwriter is a member of or advisor to the Company's Board of Directors as more fully set forth in Section 17 below.

            (k) The Company shall employ the services of an auditing firm acceptable to the Representative in connection with the preparation of the financial statements required to be included in the Registration Statement and shall continue to appoint such auditors or such other auditors as are reasonably acceptable to the Representative for a period of five (5) years following the Effective Date of the Registration Statement. Said financial statements shall be prepared in accordance with Regulation S-X under the Rules and Regulations. The Company shall appoint American Stock Transfer & Trust Co., New York, New York as transfer agent for the Common Stock and as Warrant Agent for the Selling Security Holders (the "Transfer Agent").


            (l) Prior to the Effective Date, the Company will enter into an employment contract with Donald Feldman satisfactory to the Representative.

            (m) Within ninety (90) days subsequent to the Effective Date, the Company will furnish "Key Man" Life Insurance in the amount of $1,000,000 on the life of Donald Feldman with the Company as the beneficiary thereof and the Company shall pay the annual premiums, therefore, for a period of not less than five years from the Effective Date.

            (n) The Company will for a period of five years:

                  (i) Furnish to the Representative and to the Company's shareholders annual audited financial statements contained in an annual report and unaudited financial statements contained in quarterly reports for each of the Company's first three quarters.

                  (ii) Designate an Audit Committee (the members of which shall be subject to our reasonable approval) which will generally supervise the financial affairs of the Company.

                  (iii) At its expense, shall cause its regularly engaged independent certified public accountants to examine (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q or 10-QSB quarterly report and the mailing of quarterly financial information to security holders.

            (o) Until such time as the securities of the Company are listed on the New York Stock Exchange, the American Stock Exchange or NASDAQ/NMS, the Company shall cause its legal counsel to provide the Representative with a survey, to be updated at least annually, of those states in which the securities of the Company may be traded in non-issuer transactions under the Blue Sky laws of the states and the basis for such authority. At closing, the first such survey shall be delivered by the Company's legal counsel, Bernstein & Wasserman, LLP.

            (p) As soon as practicable after the Closing Date, the Company will deliver to the Representative and its counsel a total of three bound volumes of copies of all documents relating to the public offering which is the subject of this Agreement.

            (q) The Company, for a period of at least three years following the public offering, shall retain the services of a financial public relations firm(s) satisfactory to the Representative, said agreement(s) to commence no later than 30 days after the Closing of the public offering.


            (r) Stock certificates shall be first submitted to the Representative for approval prior to printing. The Company shall, as promptly as possible, after filing the Registration Statement with the Commission, obtain a CUSIP number for the Shares and have the Shares eligible for closing through Depository Trust Company.



            (s) The Company will not issue and sell any of its securities not contemplated by the Registration Statement for a period of time as set forth in the Prospectus.



            The Selling Security Holder covenants and agrees with each Underwriter that the Selling Security Holder will pay all of its costs and expenses incident to the performance of its obligations under this Agreement and the sale of the Selling Security Holder Shares except for those expenses payable by the Company as set forth in Section 7 herein.


      SECTION 7. Expenses of the Company.

      The Company shall be responsible for and shall bear all expenses directly and necessarily incurred in connection with the proposed financing, including:
(i) the preparation, printing and filing of the Offering Documents and amendments thereto, including

NASD and SEC application fees, preliminary and final Prospectus and the printing of the Underwriting Agreement, the Agreement Among Underwriters and the Selected Dealers' Agreement, a Blue Sky Memorandum, material to be circulated to the Underwriters by us and other incidental material; (ii) the issuance and delivery of certificates representing the Shares, including original issue and transfer taxes, if any; (iii) the qualifications of the Company's Shares (covered by the "firm commitment" offering) under State Securities or Blue Sky Laws, including counsel fees of the Representative relating thereto in the sum of Thirty ($30,000) Dollars ($______ of which has been paid prior to the Effective Date), together with appropriate state filing fees) plus disbursements relating to, but not limited to, long-distance telephone calls, photocopying, messengers, excess postage, overnight mail and courier services; and (iv) the fees and disbursements of counsel for the Company and the accountants for the Company. The $30,000 payment shall not include fees of special counsel if same is required to be incurred in a merit review state which may require local counsel.



      The Company shall, upon receipt of an invoice from the Representative, reimburse the Representative for any costs of otherwise unreimbursed postage and including mailing of preliminary and final prospectuses incurred by or on behalf of the Representative and the Underwriters in preparation for, or in connection with the offering and sale and distribution of the Shares on an accountable basis. After closing of the public offering, the Company shall bear the costs of tombstone announcements not to exceed $10,000.


      SECTION 8. Payment of Underwriters' Expenses.


            (a) On the Closing Date and Additional Closing Date(s) (if any) the Company will pay to VTR an expense allowance equal to three (3%) percent of the total gross proceeds derived by the Company and the Selling Security Holder from the sale of the 325,000 Shares and Optional Shares, for the fees and disbursements of counsel to the Underwriters and for costs of otherwise unreimbursed advertising, traveling, postage, telephone and telegraph expenses and other miscellaneous expenses incurred by or on behalf of the Representative and the Underwriters in preparation for, or in connection with the offering and sale and distribution of the Shares; and VTR shall not be obligated to account to the Company for such disbursements and expenses. In the event, however, that the Representative terminates this Agreement pursuant to the provisions of Section 12 hereof, the Representative shall be obligated to account for expenditures of any advance payment to VTR and to refund to the Company any portion of the advance not expended. In the event that the Representative terminates this agreement pursuant to the provisions of
Section 12(b), the Representative shall be entitled to reimbursement of expenses on an accountable basis.


            (b) On the Effective Date, the Company will enter into an agreement retaining VTR, as a management and financial consultant for a two-year period, commencing as of the Effective Date at a fee equal to $100,000 payable in full in advance on the Closing Date.

      SECTION 9. Indemnification.

      (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading. The Selling Stockholder agrees to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to the Selling Stockholder contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto (which amendments or supplements are furnished to the Selling Stockholder), or which arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading, but only with reference to information relating to the Selling Stockholder furnished in writing to the Company by or on behalf of the Selling Stockholder expressly for use in connection with the preparation of the Registration Statement and Prospectus or any amendment thereof or supplement thereto (which amendments or supplements are furnished to the Selling Stockholder), or which arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading, but only with reference to information relating to the Selling Stockholder furnished in writing to the Company by or on behalf of the Selling Stockholder expressly for use in connection with the preparation of the Registration Statement and Prospectus or any amendment thereof or supplement thereto. Such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. The obligations of the Selling Stockholder, pursuant to this Section 9(a) shall be limited to an amount not exceeding the product of the Per Share Price to Public of the Shares as set forth on the cover page of the Prospectus and the number of Shares being sold by each of them. In no event shall the indemnification agreement contained in this Section 9(a) inure to the benefit of any Underwriter on account of any losses, claims, damages, liabilities or actions arising from the sale of the Shares upon the public offering to any person by such Underwriter if such losses, claims, damages, liabilities or actions arise out of, or are based upon, a statement or omission or alleged omission in a preliminary prospectus and if, in respect to such statement, omission or alleged omission, the Prospectus differs in a material respect from such preliminary prospectus and a copy of the Prospectus has not been sent or given to such person at or prior to the confirmation of such sale to such person. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholder may otherwise have.


      (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement and the Selling Stockholder, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, which were made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter for specific use therein; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) and the Selling

Stockholder shall be limited to the net proceeds received by the Company and the Selling Stockholder, respectively, from such Underwriter. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto.

      (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 9(a) or 9(b) shall be available to any party who shall fail to give notice as provided in this Section 9(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party, or
(iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

      (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 9(a) and (b)

is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Stockholder or the Underwriters, the Company, the Selling Stockholder and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as the Selling Stockholder, persons who control the company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided herein in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts but before deducting expenses) received by the Company or the Selling Stockholder from the sale of the Shares, as set forth in the table on the cover page of the Prospectus (but not taking into account the use of the proceeds of such sale of Shares by the Company), bear to (y) the underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable consideration referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, (ii) in no case shall the Selling Stockholder be liable or responsible for any amount in excess of the product of the Per Share Price to Public of the Shares as set forth on the cover page of the Prospectus and the number of Shares being sold by each of them subject to the limitation expressed in Section 9(a), and (iii) the Company shall be liable and responsible for any amount in excess of the underwriting discount and the amount referred to in clause (ii) provided, however (i) that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i), (ii) and (iii) in the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

      SECTION 10. Effectiveness of Agreement. This Agreement shall become effective (i) at 10:00 A.M., New York Time, on the first full business day after the Effective Date, or (ii) at the time of the initial public offering by the Underwriters of the Shares, whichever shall first occur. The time of the initial public offering by the Underwriters of the Shares for the purposes of this
Section 10, shall mean the time, after the Registration Statement becomes effective, of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares, or the time, after the Registration Statement becomes effective, when the Shares are first released by the Representative for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. The Representative agrees to notify the Company immediately after it shall have taken any action, by release or otherwise, whereby this Agreement shall have become effective. This Agreement shall, nevertheless, become effective at such time earlier than the time specified above, after the Effective Date, as the Representative may determine by notice to the Company.



      SECTION 11. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares which the Underwriters have agreed to purchase hereunder are subject to: the accuracy, as of the date hereof and as of the Closing Dates, of all of the representations and warranties of the Company and the Selling Security Holder contained in this Agreement; the Company's compliance with, or performance of, all of its covenants, undertakings and agreements contained in this Agreement that are required to be complied with or performed on or prior to each of the Closing Dates and to the following additional conditions:


            (a) On or prior to the Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or be pending or, to the knowledge of the Company, shall be threatened by the Commission; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to the Underwriters shall have reasonably objected, in writing.

            (b) The Representative shall not have disclosed in writing to the Company that the Registration Statement or Prospectus or any amendment or supplement thereto contained, as of the date thereof, an untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not materially misleading.

            (c) Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

            (d) Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company, and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, licenses, permits, operations or financial condition or income of the Company.



            (e) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to the Closing Date, (A) the Company shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and
(B) except in the ordinary course of its business, the Company shall not have incurred any material liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction, and (C) the Company shall not have suffered or experienced any material adverse change in its business, affairs or in its condition, financial or otherwise. On the Closing Date, the capital stock and surplus accounts of the Company shall be substantially as great as at its last financial report without considering the proceeds from the sale of the Shares except to the extent that any decrease is disclosed in or contemplated by the Prospectus.



            (f) The authorization of the Shares, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all respects to counsel to the Underwriters.

            (g) The Company shall have furnished to the Representative the opinions, dated the Closing Date, and Additional Closing Date(s), addressed to you, of Bernstein & Wasserman, LLP, counsel for the Company, that:

                  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus; it has authorized and outstanding capital as set forth in the Registration Statement and Prospectus; and the Company is duly licensed or qualified as a foreign corporation in all jurisdictions in which the ownership or leasing of its properties requires such qualification or license, except where failure to be so qualified or licensed would have no material adverse effect on the business of the Company.


                (ii) The Company has an authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding shares of Common Stock and Preferred Stock are duly authorized, validly issued, fully paid, and non-assessable, and do not have any preemptive rights. The Company will have duly authorized, reserved and set aside shares of Common Stock issuable upon exercise of any outstanding options, warrants or stock option plans and when issued in accordance with the terms contained therein against payment therefor, will be duly and validly issued, fully paid and non-assessable.



               (iii) The Common Stock and the Underwriters' Warrant conform to descriptions thereof under "Description of Securities" contained in the Prospectus.



                (iv) The Underwriters will receive good and marketable title to the Shares purchased by them from the Company and the Selling Security Holder in accordance with the terms and provisions of this Agreement, to the best of such counsel's knowledge, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders' agreements and voting trusts whatsoever.

                 (v) Except as set forth in the Prospectus, there are no outstanding options, warrants, or other rights, providing for the issuance of, and, to the best of the knowledge of such counsel, no commitments, plans or arrangements to issue, any shares of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company.


                (vi) To the best of such counsel's knowledge, no consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issue or sale of the Shares hereunder, except such as may be required under the Act or state securities or Blue Sky Laws.


               (vii) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been instituted or are pending before or threatened by, the Commission;

               (viii) To the best of such counsel's knowledge and based upon the investigation described below, the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements, notes thereto, and financial data contained in the Registration Statement or Prospectus). Such counsel has participated in conferences with officers and representatives of the Company and with its certified public accountants in the preparation of the Registration Statement and the Prospectus. At such conferences counsel has made inquiries of such officers, representatives and accountants, and discussed the contents of the Registration Statement and the Prospectus. Such counsel has not independently verified, and, accordingly, does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus, other than as set forth the Prospectus insofar as such statements relate to the contents of particular documents therein described. On the basis of the foregoing, nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes thereto and other financial and statistical data and schedules contained therein, as to which such counsel need express no opinion); and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed; and such counsel does not know of any legal or governmental proceedings to which the Company is a party, or in which property of the Company is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not so disclosed therein.

               (ix) The statements in the Registration Statement under the caption "Business" have been reviewed by such counsel and insofar as they refer to descriptions of agreements, statutes, licenses, certifications, rules or regulations or legal conclusions, are correct in all material respects.

               (x) This Agreement has been duly authorized and executed by the Company and the Selling Security Holder and is a valid and binding agreement of the Company and the Selling Security Holder enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and except that no opinion need be given with regard to the enforceability of Section 9 hereof or the availability of equitable relief.


               (xi) To the best knowledge of such counsel: (a) no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition by the Company or the Selling Security Holder, of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or the Selling Security Holder is a party or by which it or its business or its properties may be bound or affected, except where such default would not have a material adverse effect on the business of the Company and except as disclosed in the Prospectus; (b) the Selling Security Holder has full power and legal authority to sell the Selling Security Holder Shares to the Underwriters free and clear of all liens and encumbrances; (c) the Company has full power and lawful authority to authorize, issue and sell the Shares on the terms and conditions set forth herein and in the Registration Statement and in the Prospectus; (d) no consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or State securities laws, clearance with the NASD and such other consent, approval, authorization or order as has been obtained and is in full force and effect; and
(e) the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms hereof will not conflict with, or constitute a default under, any material indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company and the Selling Security Holder is now a party or by which it or its business or its properties may be bound or affected, the Certificate of Incorporation and any amendments thereto, the by-laws of the Company or the Selling Security Holder, or any order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or the Selling Security Holder or its business or properties.


                (xi) Except as disclosed in the Registration Statement and Prospectus, to the best knowledge of such counsel, there are no material actions, suits or proceedings at law or in equity of a material nature pending, or to such counsel's knowledge, threatened against the Company or the Selling Security Holder which are not adequately covered by insurance and there are no proceedings pending or, to the knowledge of such counsel, threatened against the Company or the Selling Security Holder before or by any Federal or State Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially and adversely affect the business, operation or condition (financial or otherwise) of the Company or the Selling Security Holder, which are not disclosed in the Prospectus.

               (xii) The Underwriters' Warrants to be issued to the Representative hereunder will be, when issued, duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors rights generally and the Company will have duly authorized, reserved and set aside the shares of its

Common Stock issuable upon exercise of the Underwriters' Warrants and such stock, when issued and paid for upon exercise of the Underwriters' Warrants in accordance with the provisions thereof, will be duly and validly issued, fully-paid and non-assessable.


            Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Representative shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact.

            (h) The Company shall have furnished to the Representative certificates of the President and a Vice-President of the Company, dated as of the Closing Date, and Additional Closing Date(s), to the effect that:

                  (i) Each of the representations and warranties of the Company contained in Section 2 hereof is true and correct in all material respects at and as of such Closing Date, and the Company has performed or complied with all of its agreements, covenants and undertakings contained in this Agreement and has performed or satisfied all the conditions contained in this Agreement on its part to be performed or satisfied at the Closing Date;

                  (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission;

                  (iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct in all material respects, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth except changes which the Registration Statement and Prospectus indicate might occur.

                  (iv) Except as set forth or contemplated in the Registration Statement and Prospectus, since the respective dates as of which, or periods for which, information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any material adverse change, financial or otherwise, in the business, business prospects, earnings, general affairs or condition (financial or otherwise), of the Company (in each case whether or not arising in the ordinary course of business), and
(B) the Company has not incurred any material liabilities, direct or contingent, or entered into any material transactions, otherwise than in the ordinary course of business other than as referred to in the Registration Statement or Prospectus and except changes which the Registration Statement and Prospectus indicate might occur.


            (i) The Company shall have furnished to the Representative on the Closing Date, such other certificates of executive officers of the Company additional to those specifically mentioned herein, as the Representative may have reasonably requested, as to: the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; the representations and warranties of the Company herein; the performance by the Company of its obligations hereunder; or the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder, which are required to be performed or fulfilled on or prior to the Closing Date.

            (j) At the time this Agreement is executed, and on each Closing Date you shall have received a letter from Mortenson & Associates, P.C., addressed to the Representative, as Representative of the Underwriters, and dated, respectively, as of the date of this Agreement and as of each Closing Date in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) They are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations of the Commission;

                  (ii) In their opinion, the financial statements and related schedules of the Company included in the Registration

Statement and Prospectus and covered by their reports comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations of the Commission issued thereunder;


                  (iii) On the basis of limited procedures in accordance with standards established by the American Institute of Certified Public Accountants, including (1) a reading of the latest available financial statements of the Company (a copy of which shall be attached to such letter), (2) a reading of the latest available minutes of the meetings of the stockholders and the Board of Directors of the Company as set forth in the minute books of the Company, officials of the Company having advised you and them that the minutes of all such meetings through that date were set forth therein, (3) consultations with officials of the Company responsible for financial and accounting matters of the Company, which procedures do not constitute an examination in accordance with generally accepted accounting standards, and would not necessarily reveal material adverse changes in the financial position or results of operations or inconsistencies in the application of generally accepted accounting principles, nothing has come to their attention which in their judgment would lead them to believe that (a) the unaudited financial statements and related schedules of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations of the Commission issued thereunder, or were not prepared in accordance with generally accepted accounting principles and practices consistent in all material respects with those followed in the preparation of the comparable financial statements and schedules covered by their reports included in the Registration Statement and Prospectus, or would require any material adjustments for a fair presentation of the information purported to be shown thereby or (b) during the period from the date of the Capitalization table included in the Prospectus to a specified date not more than four business days prior to the date of such letter, there has been any material change in the capital stock or debt of the Company, or (c) during the period from the date of the latest balance sheet and related statements of operations, changes in stockholders' equity and changes in financial position included in the Prospectus and covered by their reports contained therein to the date of the letter, there has been any material adverse change in the financial condition, or results of operations, of the Company; and

                  (iv) In addition to the examination referred to in their reports included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company which appear in the Prospectus under the captions "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Executive Compensation", "Certain Transactions", "Selected Financial Data," "Dilution," and "Risk Factors," as well as such other financial information as may be specified by the Representative, and that they have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

            (k) The Representative shall have received on each Closing Date from counsel to the Selling Stockholder, an opinion addressed to the Representative and dated such Closing Date, to the effect that:


                  (i) The Selling Stockholder has all requisite power and authority to execute, deliver and perform this Agreement and to issue and sell the Selling Security Holder Shares. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder, is the legal, valid and binding obligation of the Selling Stockholder and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Selling Stockholder in accordance with its terms. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal state, local or other governmental authority or any court or other tribunal is required by the Selling Stockholder, for the execution, delivery or performance by the Selling Stockholder of this Agreement (except filings under the Act which have been made prior to the Closing Date and consents consisting only of consents under "blue sky" or securities laws). To the knowledge of such counsel, no consent of any party to any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding to which the Selling Stockholder is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice of the passage of time or both) entitle any party to terminate or call a default under such contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding, in each case known to such counsel, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Selling Stockholder.


                  (ii) Such opinion delivered at each of the Closing Dates shall state that the Selling Security Holder Shares to be delivered on those dates are duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and are not issued in violation of any preemptive rights of stockholders, and the Underwriters have received good title to the Selling Security Holder Shares purchased by them, respectively, from the Selling Stockholder, as applicable, for the consideration contemplated herein and in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code, free and clear of any liens, security interests, pledges, charges, encumbrances, stockholders' agreements, voting trusts and other claims.


            All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters, whose approval shall not be unreasonably withheld, conditioned or delayed.

            If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be terminated and cancelled by the Representative by notifying the Company of such termination and cancellation in writing or by telegram at any time prior to, or on, the Closing Date and any such termination and cancellation shall be without liability of any party hereto to any other party, except with respect to the provisions of Sections 7 and 8 hereof. The Representative may, of course, waive, in writing, any conditions which have not been fulfilled or extend the time for their fulfillment.

      SECTION 12. Termination.

            (a) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company at any time before it becomes effective pursuant to Section 10.

            (b) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company, at any time after it becomes effective, in the event that the Company or the Selling Security Holder, after notice from the Representative and an opportunity to cure, shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company or the Selling Security Holder to be performed, complied with or fulfilled within the respective times herein provided for, including without limitation Section 6(g) hereof, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing. This Agreement may also be terminated if (i) qualifications are received or provided by the Company's independent public accountants or attorneys or the Selling Security Holder's attorneys to the effect of either inabilities in furnishing certifications as to material items including, without limitation, information contained within the footnotes to the financial statements, or as affecting matters incident to the issuance and sale of the securities contemplated or as to corporate proceedings or other matters or (ii) there is any action, suit or proceeding, threatened or pending, at law or equity against the Company or the Selling Security Holder, or by any Federal, State or other commission, board or agency wherein any unfavorable result or decision could materially adversely affect the business, property, or financial condition of the Company or the Selling Security Holder which was not disclosed in the Prospectus.


            (c) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company or the Selling Security Holder at any time after it becomes effective, if the offering of, or the sale of, or the payment for, or the delivery of, the Shares is rendered impracticable or inadvisable because (i) additional material governmental restriction, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or trading in securities generally on such exchange shall have been suspended or a general banking moratorium shall have been established by Federal or New York State authorities or (ii) a war or other national calamity shall have occurred involving the United

States or (iii) the condition of the market for securities in general shall have materially and adversely changed, or (iv) the condition of any matter materially affecting the Company or the Selling Security Holder or its business or business prospects, is such that it would be undesirable, impractical or inadvisable to proceed with, or consummate, this Agreement or the public offering of the Shares.


            (d) Any termination of this Agreement pursuant to this Section 12 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 6, 7 and 8, to the extent therein provided. In addition, the Underwriter shall account to the Company for any advance and shall reimburse the Company for any portion of the advance not expended for actual out-of-pocket expenses. In the event that the Representative terminates this agreement pursuant to the provisions of Section 12(b), the Representative shall be entitled to reimbursement of expenses on an accountable basis.

      SECTION 13. Finder. The Company, the Selling Security Holders and the Underwriters mutually represent that they know of no person who rendered any service in connection with the introduction of the Company to the Underwriters and that they know of no claim by anyone for a "finder's fee" or similar type of fee, in connection with the public offering which is the subject of this Agreement. Each party hereby indemnifies the other against any such claims by any person known to it, and not known to the other party hereto, who shall claim to have rendered services in connection with the introduction of the Company to the Underwriters and/or to have such a claim.

      SECTION 14. Substitution of Underwriters.


            (a) If one or more Underwriters default in its or their obligations to purchase and pay for Shares hereunder and if the aggregate amount of such Shares which all Underwriters so defaulting have agreed to purchase does not exceed 10% of the aggregate number of Shares, the non-defaulting Underwriters shall have the right and shall be obligated severally to purchase and pay for (in addition to the Shares set forth opposite their names in Schedule I) the full amount of the Shares agreed to be purchased by all such defaulting Underwriters and not so purchased, in proportion to their respective commitments hereunder. In such event the Representative, for the accounts of the several non-defaulting Underwriters, may take up and pay for all or any part of such additional Shares to be purchased by each such Underwriter under this subsection
(a), and may postpone the Closing Date to a time not exceeding seven full business days; or



            (b) If one or more Underwriters (other than the Representative) default in its or their obligations to purchase and pay for the Shares hereunder and if the aggregate amount of such Shares which all Underwriters so defaulting shall have agreed to purchase shall exceed 10% of the aggregate number of Shares, or if one or more Underwriters for any reason permitted hereunder cancel its or their obligations to purchase and pay for Shares hereunder, the non-canceling and non-defaulting Underwriters (hereinafter called the "Remaining Underwriters") shall have the right, but shall not be obligated to purchase such Shares in such proportion as may be agreed among them, at the Closing Date. If the Remaining Underwriters do not purchase and pay for such Shares at such

Closing Date, the Closing Date shall be postponed for one business day and the remaining Underwriters shall have the right to purchase such Shares, or to substitute another person or persons to purchase the same or both, at such postponed Closing Date. If purchasers shall not have been found for such Shares by such postponed Closing Date, the Closing Date shall be postponed for a further two business days and the Company shall have the right to substitute another person or persons, satisfactory to you to purchase such Shares at such second postponed Closing Date. If the Company shall not have found such purchasers for such Shares by such second postponed Closing Date, then this Agreement shall automatically terminate and neither the Company nor the remaining Underwriters (including the Representative) shall be under any obligation under this Agreement (except that the Company shall remain liable to the extent provided in Paragraph 7 hereof).

As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 14. Nothing in this subparagraph (b) will relieve a defaulting Underwriter from its liability, if any, to the other Underwriters for damages occasioned by its default hereunder (and such damages shall be deemed to include, without limitation, all expenses reasonably incurred by each Underwriter in connection with the proposed purchase and sale of the Shares) or obligate any Underwriter to purchase or find purchasers for any Shares in excess of those agreed to be purchased by such Underwriter under the terms of Sections 3 and 14 hereof.


            SECTION 15. Registration of the Warrants and/or securities underlying the Underwriters' Warrants. The Company agrees that it will, upon request by the Representative or the holders of a majority of the Underwriters' Warrants and Underlying Securities within the period commencing one year after the Effective Date, and for a period of five years from the Effective Date, on one occasion only at the Company's sole expense, cause the Underwriters' Warrants and/or the Underlying Securities issuable upon exercise of the Underwriters' Warrants, to be the subject of a post-effective amendment, a new Registration Statement, if appropriate (hereinafter referred to as the "demand Registration Statement"), so as to enable the Representative and/or its assigns to offer publicly the Underwriters' Warrants and/or the underlying securities. The Company agrees to register such securities expeditiously and, where possible, within forty-five (45) business days after receipt of such requests. The Company agrees to use its "best efforts" to cause the post-effective amendment, new Registration Statement to become effective and for a period of nine (9) months thereafter to reflect in the post-effective amendment, new Registration Statement, financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising which, individually or in the aggregate, represent a fundamental and/or material change in the information set forth in such post-effective amendment or new Registration Statement. The holders of the Underwriters' Warrants may demand registration without exercising such Warrants and, in fact, are never required to exercise same.


            The Company understands and will agree that if, at any time within the period commencing one year after the Effective Date and ending seven years after the Effective Date of the Company's Registration Statement, it should file a Registration Statement with the Securities and Exchange Commission pursuant to the Securities Act, regardless of whether some of the holders of the Underwriters' Warrants and Underlying Securities shall have theretofore availed themselves of the right provided above, the Company, at its own expense, will offer to said holders the opportunity to register the Underwriters' Warrants and Underlying Securities. This paragraph is not applicable to a Registration Statement filed by the Company with the SEC on Form S-8 or any other inappropriate form.

            In addition to the rights above provided, the Company will cooperate with the then holders of the Underwriters' Warrants and Underlying Securities in preparing and signing a Registration Statement, on one occasion only in addition to the Registration Statements discussed above, required in order to sell or transfer the aforesaid Underwriters' Warrants and underlying securities and will supply all information required therefor, but such additional Registration Statement shall be at the then holders' cost and expense unless the Company elects to register additional shares of the Company's Common Stock in which case the cost and expense of such Registration Statement will be prorated between the Company and the holders of the Underwriters' Warrants and underlying securities according to the aggregate sales price of the securities being issued. The holders of the Underwriters' Warrants may include such Warrants in any such filing without exercising the Underwriters' Warrants, and in fact, are never required to exercise same. The Company can, at any time for any reason, withdraw any such registration except in connection with a Registration Statement filed pursuant to the Company's demand Registration Statement.


            SECTION 16. Warrant Exercise Fee Agreement. Upon the completion of the offering, certain Warrants will be issued to Selling Security Holders as described in the Prospectus. Commencing on the exercise date of the Warrants, but no sooner than twelve months after the Effective Date, the Company will pay VTR an amount equal to four (4%) percent of the aggregate exercise price of each Warrant exercised, of which a portion may be allowed to the dealer who solicited the exercise (which may also be VTR); provided: (1) the market price of the Common Stock on the date the Warrant was exercised was greater than the Warrant exercise price on that date; (2) exercise of the Warrant was solicited by a member of the NASD; (3) the Warrant was not held in a discretionary account; (4) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; and (5) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 promulgated under the Securities Exchange Act of 1934. The Warrant Exercise Fee shall be paid in accordance with the provisions of this paragraph and the Warrant Exercise Fee Agreement filed as an exhibit to the Registration Statement (the "Warrant Exercise Fee Agreement"). The Company also agrees to execute and deliver the Warrant Exercise Fee Agreement to VTR on the Closing Date.

      SECTION 17. Designation of a Director or Non-voting Advisor to the Board:
Unless waived by us, we shall have the right to designate a director or a non-voting advisor to the Board for a period of five years after the Effective Date. Said designee, shall attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including but not limited to, food, lodging and transportation. Moreover,to the extent permitted by law, the Company will agree to indemnify the Representative and its designee for the actions of such designee as director or as an advisor of the Company. In the event the Underwriter designates a director, then the Company will utilize its best efforts to obtain officer and director liability insurance of at least $1,000,000 dollars prior to such person serving as a director and if obtained, to maintain such policy in effect until five years from the Effective Date. To the extent permitted under the policy, it will also include each of the Representative and its designee as an insured under such policy.

      SECTION 18. Finder's Fee: If the Company shall within five (5) years from the Effective Date, enter into any agreement or understanding with any person or entity introduced by the Representative involving (i) the sale of all or substantially all of the assets and properties of the Company, (ii) the merger or consolidation of the Company (other than a merger or consolidation effected for the purpose of changing the Company's domicile) or (iii) the acquisition by the Company of the assets or stock of another business entity, which agreement or understanding is thereafter consummated, whether or not during such five (5) year period, the Company, upon such consummation, shall pay to the Representative an amount equal to the following percentages of the consideration paid by the Company in connection with such transaction:

            5% of the first $4,000,000 or portion thereof, of such consideration;

            4% of the next $1,000,000 or portion thereof, of such consideration;

            3% of the next $1,000,000 or portion thereof of such consideration; and

            2% of such consideration in excess of the first
$6,000,000 of such consideration.


      The fee payable to the Representative will be in the same form of consideration and payable at the same time as that paid by or to the Company, as the case may be, in any such transactions.

      SECTION 19. Restriction on Securities All officers and directors, Laurie Munn, Matt Harriton and Interiors, Inc. as of the Effective Date, have agreed not to sell, transfer, hypothecate or convey any capital stock or derivative securities by registration or otherwise for a "Lock-Up" period of two years from the Effective Date without the prior written consent of the Representative (except that, subject to compliance with applicable securities laws, any such officer, director or stockholder may transfer his or her stock to a member of his family or in the event of death, by will or operation of law, provided that any such transferee shall agree, as a condition to such transfer, to be bound by the restrictions set forth herein). An appropriate legend shall be marked on the face of stock certificates representing all of such securities.


      SECTION 20. Other Agreements The Alternate Prospectus included in the Registration Statement covers the sale of certain securities which are not underwritten by the Underwriters and are not covered by this Underwriting Agreement except for lock-up letters executed by Matt Harriton and Laurie Munn in accordance with Section 19 contained herein.


      SECTION 21. Notice. Except as otherwise expressly provided in this Agreement, (A) whenever notice is required by the provisions hereof to be given to the Company, such notice shall be given in writing, by certified mail, return receipt requested, addressed to the Company at 320 Washington Street, Mt. Vernon, NY 10553, copy to Hartley T. Bernstein, Esq., Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022, telecopier (212) 371- 4730; and (B) whenever notice is required by the provisions hereof to be given to the Underwriters, such notice shall be in writing addressed to the Representative at 99 Wall Street, New York, NY 10005, copy to Steven Morse, Esq., Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, New York 11021, telecopier
(516)


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

487-1452. Any party may change the address for notices to be sent by giving written notice to the other persons.


      SECTION 22. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements as at the date hereof and as at the Closing Date and the Additional Closing Date(s), and all representations, warranties, covenants, and agreements of the several Underwriters, the Selling Security Holder and the Company, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Underwriters or the Company or any of their respective controlling persons, and shall survive any termination of this Agreement (whensoever made) and/or delivery of the Firm Shares and the Optional Shares to the several Underwriters.



      SECTION 23. Miscellaneous. This Agreement is made solely for the benefit of the Underwriters, the Selling Security Holder and the Company and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such, of any of the Shares.


            This Agreement shall not be assignable by any party without the other party's prior written consent. This Agreement shall be binding upon, and shall inure to the benefit of, our respective successors and permitted assigns. The foregoing represents the sole and entire agreement between us with respect to the subject matter hereof and supersedes any prior agreements between us with respect thereto. This Agreement may not be modified, amended or waived except by a written instrument signed by the party to be charged. The validity, interpretation and construction of this Agreement, and of each part hereof, shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

       If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Company, the Selling Security Holder and the Underwriters in accordance with its terms.


                                    Very truly yours,

                                    DECOR GROUP, INC.


                                    By:___________________________________
                                       Donald Feldman, President

                                    GORDON BROTHERS CAPITAL CORPORATIONS



                                    By:___________________________________
                                         Authorized Officer

CONFIRMED AND ACCEPTED, as of the
date first above written:

VTR CAPITAL, INC.


By:_____________________________________________

   For itself and as the Representative of the other Underwriters named in Schedule I hereto.

                                   SCHEDULE I




       Underwriters                        Number of Shares to be
       ------------                               Purchased
                                           ----------------------


       VTR Capital Inc.





                                           ______________________

            Total                                  325,000
                                                   =======


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